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                                   EXHIBIT 21

                                  Subsidiaries.


                                    THQ INC.


ENTITY NAME                                                       JURISDICTION
-----------                                                       ------------
GameFx, Inc.                                                      Delaware

Pacific Coast Power and Light Company                             California

THQ Entertainment GmbH                                            Germany

T.HQ Deutschland GmbH (Formed on May 10, 1993)                    Germany

T.HQ International, Ltd.                                          United Kingdom

THQ (Holdings) Ltd.                                               United Kingdom

THQ France SARL                                                   France

Genetic Anomalies, Inc.                                           Delaware

Volition, Inc.                                                    Delaware

THQ Asia Pacific Ltd. Pty.                                        Australia